UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2024

GROM SOCIAL ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Florida	001-40409	46-5542401
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2060 NW Boca Raton Blvd., Suite #6

Boca Raton, Florida 33431

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 287-5776

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.001	GROM	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.001 per share	GROMW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into Material Definitive Agreement.

As previously reported, on November 9, 2023, Grom Social Enterprises, Inc., a Florida corporation (the “Company”), entered into a Securities Purchase Agreement, as amended on November 20, 2023 and March 11, 2024 (the “November 2023 SPA”) with Generating Alpha Ltd., a Saint Kitts and Nevis Corporation (the “Generating Alpha”), pursuant to which the Company has agreed to sell two convertible promissory notes of the Company (the “November 2023 Notes”), with each November 2023 Note having an initial principal amount of $4,000,000, for a price of $3,640,000 per November 2023 Note. In connection with the purchase and sale of the November 2023 Notes, the Company has agreed to issue to Generating Alpha warrants to acquire a total of 3,028,146 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”).

Also as previously reported, on April 1, 2024, the Company entered into a Securities Purchase Agreement, as amended on April 24, 2024 (the “April 2024 SPA,” and together with the November 2023 SPA, the “Purchase Agreements”) with Generating Alpha, pursuant to which the Company has agreed to sell a convertible promissory note of the Company (the “April 2024 Note”), having an initial principal amount of $650,000, for a price of $520,000. In connection with the purchase and sale of the April 2024 Note, the Company has agreed to issue to Generating Alpha a common stock purchase warrant to acquire a total of 962,962 shares of the Common Stock.

On July 18, 2024, the Company entered into a consent and waiver (the “Waiver”) to November 2023 SPA and April 2024 SPA with Generating Alpha, pursuant to which Generating Alpha consented to a proposed financing that the Company intends to pursue (the “Financing”) and waived any and all restrictions or prohibitions in the Purchase Agreements and all other transaction documents relating to the Financing. As consideration for the Waiver, the Company agreed to the following: (i) 35% of net proceeds received from the Financing will be utilized to repay the principal balances outstanding on the December 2023 Note and April 2024 Note, and the repayments are subject to the 130% optional redemption right under Section 4.1 of the December 2023 Note and the April 2024 Note; (ii) the Company shall use its best efforts to obtain approval of The Nasdaq Stock Market LLC (“Nasdaq”) to reset the conversion floor price of the November 2023 Notes to 20% of Nasdaq Official Closing Price as of the date of the Waiver, (iii) a one-time issuance of a pre-funded warrant (the “Pre-Funded Warrant”) to purchase $750,000 worth of shares of Common Stock at an exercise price of $0.0001 to Generating Alpha, in a form substantially similar to the warrants issued pursuant to the April 2024 SPA, and (iv) waive the requirement to reinvest a percentage of any realized net profit as defined under Section 6.09 of the November 2023 SPA.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.

The Pre-Funded Warrant described in Item 1.01 above will be offered and sold in reliance upon an exemption from registration pursuant to Section 4(1) and Regulation D of the Securities Act of 1933, as amended.

The foregoing description of the Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of such documents. The Waiver attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Consent and Waiver, dated July 18, 2024, by and between Grom Social Enterprises, Inc. and Generating Alpha Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROM SOCIAL ENTERPRISES, INC.

Date: July 22, 2024	By:	/s/ Darren Marks
Darren Marks Chief Executive Officer

3